Exhibit 99.3

Super League Enterprise, Inc. Announces the Closing of Underwritten Public Offering

SANTA MONICA, CALIF., MAY 12, 2025 (GLOBE NEWSWIRE) -- Super League Enterprise, Inc. (NASDAQ: SLE) (the “Company”), a leader in redefining how brands connect with consumers through the power of playable media, today announced the closing of a firm commitment underwritten public offering with gross proceeds to the Company of approximately $869,999, before deducting underwriting fees and other offering expenses payable by the Company.

The offering consisted of 5,117,647 shares of common stock. The public offering price per share of common stock was $0.17. In addition, the Company has granted the underwriter an overallotment option to purchase up to an additional 767,647 shares of common stock, representing 15% of the number of shares offered, which option is exercisable in whole or in part at any time up to 45 days after the date of this prospectus.

Aggregate gross proceeds to the Company were approximately $869,999, or expected to be $1 million if the over allotment option is exercised in full. The transaction closed on May 12, 2025. The Company expects to use the net proceeds from the offering, together with its existing cash, for general corporate purposes and working capital and the repayment of a portion of the Company’s indebtedness.

Aegis Capital Corp. acted as the sole book-running manager for the offering. Disclosure Law Group, a Professional Corporation acted as counsel to the Company. Kaufman & Canoles, P.C. acted as counsel to Aegis Capital Corp.

The offering was made pursuant to an effective shelf registration statement on Form S-3 (No. 333-283812) previously filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on December 20, 2024. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010.

Interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Super League Enterprise, Inc.

Super League (Nasdaq: SLE) is redefining how brands connect with consumers through the power of playable media. The Company provides global brands with ads, content, and experiences that are not only seen - they’re played, felt, and remembered - within mobile games and the world’s largest immersive gaming platforms. Powered by proprietary technology, an award-winning development studio, and a vast network of native creators, Super League is a one-of-a-kind partner for brands looking to stand out in culture, spark loyalty, and drive meaningful impact. In a world where attention is earned, Super League makes brands relevant - by making them playable. For more information, visit superleague.com.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. These risks and uncertainties include, without limitation, risks and uncertainties related to whether or not the Company will be able to raise capital through the sale of its securities; market conditions; satisfaction of customary closing conditions related to the Offering; the Company’s ability to maintain adequate liquidity and financing sources; various risks related to the Company’s business operations; and other risks and uncertainties, including those described within the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. There can be no assurance that the Company will be able to complete the Offering on the anticipated terms, or at all. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Shannon Devine/ Mark Schwalenberg
MZ North America
Main: 203-741-8811
SLE@mzgroup.us